DLH HOLDINGS CORP.
ANNOUNCES SHARE REPURCHASE PLAN
Up to $350,000 of Shares May be Repurchased

Atlanta, Georgia, September 18, 2013 – DLH Holdings Corp. (Nasdaq CM: DLHC) a technical services provider to Federal government agencies specializing in healthcare, logistics, and contingency response, today announced that the Company’s Board of Directors has approved a plan to repurchase up to $350,000 of shares of DLH’s common stock. Share repurchases may be made through open market transactions in compliance with Securities and Exchange Commission Rule 10b-18, privately negotiated transactions, or other means. The Company did not set an expiration date for this stock repurchase program.
“We believe repurchasing our shares is a prudent use of our cash and that this share repurchase plan will also provide us with adequate flexibility for future initiatives,” stated Zachary C. Parker, President and Chief Executive Officer of DLH. “This program reflects our commitment to delivering value to our shareholders.”
Repurchases may be made on a case-by-case basis or on a non-discretionary basis in a manner designed to comply with the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended. Any repurchase activity will depend on factors such as the Company’s working capital needs, applicable legal requirements, economic and market conditions, and other relevant factors. This program does not obligate the Company to acquire any particular dollar amount or number of shares of common stock. The stock repurchase program may be suspended, modified or discontinued at any time. DLH had 9,318,202 shares of common stock outstanding as of September 1, 2013.
About DLH
DLH Holdings Corp. (DLHC) serves clients throughout the United States as a technical services provider to Federal government agencies specializing in healthcare, logistics, and contingency response services. Headquartered in Atlanta, GA the company was named as a Top 100 Public Company by Georgia Trend, and is a member of the National Defense Industrial Association.  DLH has over 1,000 employees working in over 20 states throughout the country.  For more information, visit the corporate web site at www.dlhcorp.com.
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995:
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to future events or DLH`s future financial performance. Any statements that are not statements of historical fact (including without limitation statements to the effect that the Company or its management "believes", "expects", "anticipates", "plans", "intends" and similar expressions) should be considered forward looking statements that involve risks and uncertainties which could cause actual events or DLH`s actual results to differ materially from those indicated by the forward-looking statements. There are a number of important factors that could cause DLH`s actual results to differ materially from those indicated by the forward looking statements, including those factors described under "Risk Factors" in the Company`s periodic reports filed with the U.S. Securities

Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2012. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. Accordingly, you are cautioned not to place undue reliance on forward-looking statements. The forward-looking statements contained in this press release are made as of the date hereof and may become outdated over time. DLH undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, changes in expectation or otherwise, except as required by law.
CONTACTS:
Zachary C. Parker, President and Chief Executive Officer
Kathryn M. JohnBull, Chief Financial Officer
DLH
1776 Peachtree Street, NW
Atlanta, GA 30309
866-952-1647